UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 25, 2008
(Date of earliest event reported)

PETROSEARCH ENERGY CORPORATION
(Exact name of Small Business Issuer as specified in its charter)

NEVADA	20-2033200
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1311
(Primary Standard Industrial Classification Code)
675 Bering Drive, Suite 200
Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

(713) 961-9337
Issuer’s telephone number, including area code

Petrosearch Energy Corporation is filing this Amendment No. 1 on Form 8-K/A to its Form 8-K that was originally filed with the Securities and Exchange Commission ("SEC") on June 30, 2008 (the "Original 8-K") to include proforma financial statements for the divestiture of the Barnett Shale interest pursuant to Article 11 of Regulation S-X.

This Amendment No. 1 continues to speak as of the date of the Original 8-K, and we have not updated the disclosure contained herein to reflect any events that occurred at a later date other than that set forth above. All information contained in this Amendment No. 1 is subject to updating and supplementing as provided in our periodic reports filed with the SEC subsequent to the date of the filing of the Original 8-K.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 25, 2008, we executed a letter agreement (the “Letter Agreement”) whereby our wholly owned subsidiary, Barnett Petrosearch, L.L.C. (“Barnett Petrosearch”) agreed  to sell all of its 5.54455% limited partnership interest in DDJET Limited LLP (“DDJET”) to Cinco County Barnett Shale, LLC (“Cinco”), one of the other two partners in DDJET, for a cash purchase price of $36,000,000, minus $3,323,991.54 comprising certain DDJET accrued payables under the DDJET Partnership Agreement, plus assumption and payment by Cinco of all of those payables.(the “Purchase Consideration”).  Upon execution of the Letter Agreement Cinco paid to Barnett Petrosearch $1,800,000 as a non-refundable deposit to be applied to the Purchase Consideration.  In the event that Cinco defaults under any of its obligations under the Letter Agreement, Barnett Petrosearch will retain the $1,800,000 deposit and all other available remedies.

Cinco currently owns a 14.45546% limited partnership interest in DDJET.  The remaining partner in DDJET is the general partner which owns an 80% partnership interest in DDJET.

The partners in DDJET had previously received a firm offer from a third party to enter into a definitive agreement to purchase their partnership interest.  The Letter Agreement contemplates that the parties will be bound by comparable terms to those applicable to this third party offer and related purchase and sale agreement, with appropriate modifications where required.  There are no governmental, other third party or corporate approvals required to be obtained by Barnett Petrosearch or Cinco in order to close the transactions contemplated by this Letter Agreement.

The closing of the sale transaction with Cinco (the “Closing”) is scheduled to occur on July 18, 2008 (the “Closing Date”).  At the Closing, Cinco will deliver the balance of the cash portion of the above-described Purchase Consideration to Barnett Petrosearch and the Barnett Petrosearch DDJET partnership interest will be assigned and conveyed by Barnett Petrosearch to Cinco.

Should the general partner elect to exercise a preferential purchase right under the DDJET Partnership Agreement to match the terms of the Letter Agreement, the Closing will nevertheless proceed on the Closing Date and Cinco will assume and indemnify and hold Barnett Petrosearch harmless from any obligations to sell the DDJET partnership interest to the general partner as a result of such exercise.

Under the Letter Agreement, Petrosearch agreed that it will not (i) exercise its preferential purchase right under the  DDJET Partnership Agreement as to the proposed sale of the general partner’s 80% DDJET partnership interest under the pending third party offer and/or (ii) join in the sale of its DDJET partnership interest to the third party under the pending offer

The terms and conditions of the transaction were the result of extensive arm’s length negotiations between the parties.  A copy of the press release related to this transaction is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(b) Proforma Financial Information

The following represents the unaudited proforma effect on the unaudited condensed consolidated statement of operations  for  the  year  ended  December 31,  2007  as  if the transaction  occurred  on  January  1, 2007:

	As Reported	Proforma Adjustments (1)	Proforma (Unaudited)

Oil and gas production revenue	$1,827,664	$(601,814)	$1,225,850
Cost and expense	4,663,965	(272,302)	4,391,663
Operating loss	(2,836,301)	(329,512)	(3,165,813)
Other income (expense);
Interest income	230,951	-	230,951
Interest expense	(1,905,066)	-	(1,905,066)
Amortization of financing costs and debt discount	(2,021,628)	-	(2,021,628)
Change in value of warrant liability	(3,388)	-	(3,388)
Other income (expense); net	(3,699,131)	-	(3,699,131)
Net income (loss)	$(6,535,432)	$(329,512)	$(6,864,944)

Basic and diluted net loss per common share	$(0.17)	$(0.01)	$(0.17)

(1) Represents revenue and expenses in 2007 from the Company’s interest in Barnett.

The following represents the unaudited proforma effect on the unaudited condensed consolidated statement of operations  for  the  six months  ended  June 30,  2008  as  if the transaction  occurred  on  January  1, 2008:

	As Reported	Proforma Adjustments (1)	Proforma (Unaudited)

Oil and gas production revenue	$1,099,898	$(783,253)	$316,645
Cost and expense	2,329,942	(312,065)	2,017,877
Operating loss	(1,230,044)	(471,188)	(1,701,232)
Other income (expense);
Interest income	68,893	-	68,893
Interest expense	(1,257,852)	236,173	(1,021,679)
Amortization of financing costs and debt discount	(1,280,325)	-	(1,280,325)
Change in value of warrant liability	171,990	-	171,990
Gain on sale of Barnett	21,814,753	(36,762)	21,777,991
Gain on extinguishment of debt	1,097,252	-	1,097,252
Other income (expense); net	20,614,711	199,411	20,814,122
Net income before provision for income tax	19,384,667	(271,777)	19,112,890
Deferred tax expense	(2,930,120)	92,404	(2,837,716)
Net income (loss)	$16,454,547	$(179,373)	$16,275,174

Basic and diluted net loss per common share	$0.40	$0.00	$0.39

(1) Represents revenue and expenses in the six months ended June 30, 2008 from the Company’s interest in Barnett.

The following represents the unaudited proforma effect on the unaudited condensed consolidated statement of operations  for  the  six months  ended  June 30,  2007  as  if the transaction  occurred  on  January  1, 2007:

	As Reported	Proforma Adjustments (1)	Proforma (Unaudited)

Oil and gas production revenue	$736,520	$(235,701)	$500,819
Cost and expense	2,156,152	(83,449)	2,072,703
Operating loss	(1,419,632)	(152,252)	(1,571,884)
Other income (expense);
Interest income	157,443	-	157,443
Interest expense	(899,020)	-	(899,020)
Amortization of financing costs and debt discount	(866,819)	-	(866,819)
Change in value of warrant liability	(204,611)	-	(204,611)
Other income (expense); net	(1,813,007)	-	(1,813,007)
Net income before provision for income tax	(3,232,639)	(152,252)	(3,384,891)
Deferred tax expense	-	-	-
Net income (loss)	$(3,232,639)	$(152,252)	$(3,384,891)

Basic and diluted net loss per common share	$(0.08)	$0.00	$(0.09)

(1) Represents revenue and expenses in the six months ended June 30, 2007 from the Company’s interest in Barnett.

The following represents the unaudited proforma effect on the unaudited condensed consolidated balance sheet as of June 30, 2008.

	As Reported	Proforma Adjustments (1)	Proforma (Unaudited)

Current assets:
Cash	$4,653,792	$30,729,007	$35,382,799
Accounts receivable and other current assets	1,198,974	-	1,198,974
Receivable for the sale of Barnett	30,729,007	(30,729,007)	-
Total current assets	36,581,773	-	36,581,773

Property and equipment, net of accumulated DD&A	19,878,621	-	19,878,621
Other assets	614,540	-	614,540
Total Assets	$57,074,934	-	$57,074,934

Current liabilities:
Accounts payable and accrued liabilities	$1,534,909	-	$1,534,909
Total current liabilities	1,534,909	-	1,534,909

Convertible debt	14,843,455	-	14,843,455
Other noncurrent obligations	676,724	-	676,724
Deferred tax liability	2,930,120	-	2,930,120
Total liabilities	19,985,208	-	19,985,208
Stockholders’ equity	37,089,726	-	37,089,726
Total liabilities and stockholders’ equity	$57,074,934	$-	$57,074,934

(1) Represents cash received on the transaction in July 2008 which was recorded as a receivable on June 30, 2008. All other transactions resulting from the sale were already reflected as of June 30, 2008.

As presented in the Company’s most recent annual report, as of December 31, 2007, the Company’s proved gas reserves were 2,683,210 Mcf.  This included 1,878,367 of proved gas reserves attributable to the Company’s Barnett Shale interest.  This sale will lead to an approximately seventy percent decrease in the Company’s proved gas reserves and a fourteen percent decrease in the Company’s total proved reserves.

As of December 31, 2007, the Company’s proved developed gas reserves were 993,730 Mcf.  This included 920,887 of proved developed gas reserves attributable to the Company’s Barnett Shale interest.  This sale will lead to an approximately ninety-three percent decrease in the Company’s proved developed gas reserves and a thirty-six percent decrease in the Company’s total proved developed reserves.

As of December 31, 2007, the Company’s standardized measure of discounted future net cash flows relating to the Company’s interest in proved oil and gas reserves were $40,389,151. This included $2,180,055 attributable to the Company’s Barnett Shale interest.  This sale will lead to an approximately five percent decrease in the Company’s standardized measure of discounted cash flows.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated June 30, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROSEARCH ENERGY CORPORATION
Date: January 15, 2009
By: /s/ Richard D. Dole

Richard D. Dole
Chief Executive Officer and President